EXHIBIT 6

PROXY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned beneficial owners of common stock in ValueVision Media, Inc. (the "Company") does hereby constitute and appoint Clinton Relational Opportunity Master Fund, L.P. ("CREL"), the true, lawful and duly authorized substitute, attorney-in-fact and proxy, with full power of substitution and revocation, of the undersigned, for and in the name, place and stead of, the undersigned to (a) vote all shares of the common stock, par value $0.01 (the "Common Stock") of the Company held (including the shares of Common Stock with regard to which the undersigned possesses voting power) by the undersigned with respect to any matter for a term beginning concurrently with the execution of this proxy and terminating on the seventh day from the date hereof, (b) vote or otherwise exercise rights of all shares of the Common Stock held by the undersigned to demand a special meeting of stockholders of the Company, (the "Special Meeting") pursuant to Section 302A.433 of the Minnesota Statutes and Article 3, §3.3(a) of the By-laws of the Company for a period beginning concurrently with the execution of this proxy and terminating at the conclusion of such meeting or at any adjournment or postponement of such meeting, and (c) to exercise any and all other rights of the undersigned for all of the shares of the Common Stock held by the undersigned and incidental to voting such shares or demanding or calling the Special Meeting and causing the purposes of the authority expressly granted herein to CREL to be carried into effect; provided, however, that nothing granted in this instrument pursuant to subsection (b) herein shall be construed to grant CREL the right, power or authority to vote any shares of Common Stock owned by the undersigned at the Special Meeting.

This Proxy shall remain in effect until the conclusion of the Special Meeting.

Date: November 1, 2013

CLINTON SPOTLIGHT MASTER FUND, L.P.
By: Clinton Group, Inc., its investment manager

/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Chief Financial Officer
CLINTON MAGNOLIA MASTER FUND, LTD. By: Clinton Group, Inc., its investment manager

/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Chief Financial Officer

GEH CAPITAL, INC.

/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Comptroller

CHANNEL COMMERCE PARTNERS, L.P. By: Clinton Group, Inc., its investment manager

/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Chief Financial Officer

CLINTON GROUP, INC.
/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Chief Financial Officer